Exhibit 1.1

WIDEOPENWEST, INC.

[•] Shares

Common Stock

($0.01 par value per Share)

UNDERWRITING AGREEMENT

[•], 2017

UNDERWRITING AGREEMENT

[•], 2017

UBS Securities LLC

Credit Suisse Securities (USA) LLC

as Managing Underwriters

c/o                               UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o                               Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

WideOpenWest, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of [•] shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, the entities (each, a “Selling Stockholder” and together, the “Selling Stockholders”) identified as Selling Stockholders in Schedule C annexed hereto propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional [•] shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-216894) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, considered together.

“Applicable Time”, as used herein, means [•] [A.M. / P.M.], New York City time, on [•], 2017.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Stock.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $[•] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, each Selling Stockholder, in each case severally and not jointly, hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from each Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares set forth opposite such Selling Stockholder’s name on Schedule C hereto as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.  The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Selling Stockholders.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as UBS and Credit Suisse may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.  Any such election to purchase Additional Shares shall be made from the Selling Stockholders in proportion to the maximum number of Additional Shares to be sold by each Selling Shareholder as set forth in Schedule C hereto.

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [•], 2017 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 11 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made to each Selling Stockholder to the account specified by such Selling Stockholder, at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Davis Polk & Wardwell LLP at 450 Lexington Avenue, New York, New York, 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)                                 as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [•], 2017 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Shares contemplated hereby are solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d)                                 as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the

Disclosure Package and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (other than for subsequent issuances, if any, described in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (other than for subsequent issuances, if any, described in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE;

(e)                                  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(f)                                   the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(g)                                  the Company has no subsidiaries (as defined under the Act) other than those listed in Schedule D hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock or membership interests of each of the Subsidiaries; other than the capital stock or membership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws or other organizational documents, as applicable, of the Company and each Subsidiary and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase;

each Subsidiary has been duly incorporated or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent the concept of good standing is recognized in the relevant jurisdiction), with full corporate or company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation or company and is in good standing in each jurisdiction (to the extent the concept of good standing is recognized in the relevant jurisdiction) where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or membership interest of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(h)                                 the Shares to be sold by the Company pursuant hereto have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Company pursuant hereto, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting (except as provided in the Company’s charter or bylaws) or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(i)                                     the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Shares are in due and proper form;

(j)                                    this Agreement has been duly authorized, executed and delivered by the Company;

(k)                                 neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, including, without limitation, the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996 (collectively, the “Cable Acts”), the Digital Millennium Copyright Act of 1998 or any order, rule or regulation of the Federal Communications Commission (the “FCC”), or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties; except in the case of the foregoing clauses (B), (C), (D) and (E), for any such conflicts, breaches, violations, defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect;

(l)                                     the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except in the case of the foregoing clauses (B), (C), (D) and (E), for such conflicts, breaches, violations, defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect;

(m)                             no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares pursuant hereto or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Rules of FINRA (iv) any listing applications and related consents or any notices required by the NYSE in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Act or (vi) filings with the Commission on Form 8-K with respect to the Underwriting Agreement;

(n)                                 except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, other than such rights which have been waived in writing or otherwise satisfied, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, other than such rights which have been waived in writing or otherwise satisfied;

(o)                                 except as would not individually or in the aggregate have a Material Adverse Effect, (i) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals including, without limitation, all government authorizations and agreements with public utilities and transmission companies and pole access and rental agreements, has made all necessary filings required under any applicable law, regulation or rule, has obtained all necessary licenses, authorizations, consents and approvals from other persons and has made all declarations and filings with all government and regulatory authorities (including, without limitation, the FCC) and all requirements under the Cable Acts, in order to conduct their respective businesses and (ii) neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries;

(p)                                 there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or “officers” (within the meaning of Rule 16a-1(f) of the Exchange Act) is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (including, without limitation, by the FCC or any franchising authority), or before or by any self-regulatory organization or other non-governmental regulatory authority

(including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(q)                                 BDO US, LLP, whose report on the combined consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(r)                                    the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules included as an exhibit to the Registration Statement present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial data included in the Registration Statement, the Disclosure Package and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(s)                                   except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction to which the Company or a subsidiary is a party which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary;

(t)                                    the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) certain holders of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock or any warrant or other right to acquire shares of Common Stock or any such security listed on Exhibit A-2 hereof;

(u)                                 neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)                                 the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(v), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(w)                               the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property that the Company owns or purports to own, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (including the exhibits thereto), the Disclosure Package and the Prospectus disclose is licensed to the Company, and except for rights to Intellectual Property granted by the Company or the Subsidiaries to third parties in the normal course of business that individually or in the aggregate, would not have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property owned or purported to be owned by the Company; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending patent claims of any of the Intellectual Property that the Company owns or purports to own or that challenges the validity, enforceability or scope of any of the Intellectual Property that the Company owns or purports to own; (viii) there is no prior art of which the Company is aware that may render any patent application within the Intellectual Property owned or purported to be owned by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware; and (ix) the product candidates described in the Registration Statement, the Disclosure Package and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or licensed to, the Company or any Subsidiary;

(x)                                 neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(y)                                 except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries and their respective properties, assets and operations are and have been in compliance with, and the Company and each of the Subsidiaries hold and are and have been in compliance with all permits, authorizations and approvals required under, Environmental Laws (as defined below), (ii) there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that have given rise or could reasonably be expected to give rise to any costs, obligations or liabilities to the Company or any Subsidiary under or relating to, or to interfere with or prevent compliance by the Company or any of the Subsidiaries with, Environmental Laws, (iii) neither the Company nor any of the Subsidiaries (a) to the Company’s knowledge is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit, suit, order, decree or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any agreement, in each case relating to any Environmental Law, including any violation or liability thereunder, or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below).  Except as disclosed in the Registration Statement, (i) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Subsidiaries under any Environmental Laws in which a governmental entity is also a party other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and the Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries and (iii)  none of the Company and the Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.  As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including, without limitation, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, handling, remediation, investigation or release or threatened release of, or exposure to,  hazardous materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law;

(z)                                  all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than (i) those being contested in good faith and for which adequate reserves have been provided or (ii) where the failure to file such returns or pay such taxes or assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(aa)                          except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted;

(bb)                          except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(cc)                            the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd)                          to the Company’s knowledge, the statements in the Disclosure Package and the Prospectus under the headings “Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders,” “Description of Capital Stock,” and “Our Business—Legislation and Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(ee)                            the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, except as described in the Registration Statement, the Disclosure Package or the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(ff)                              each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(gg)                            all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(hh)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, during the last five years that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ii)                                  the operations of the Company and the Subsidiaries are and have been conducted during the last five years in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(jj)                                neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(kk)                          the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(ll)                                  no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, including, for the avoidance of doubt, the exhibits thereto;

(mm)                  the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(nn)                          except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(oo)                          neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company or any of the

Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.              Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly with the other Selling Stockholders, represents and warrants to each of the Underwriters that:

(a)                                 the Registration Statement, as it relates to the Selling Stockholder, did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, as it relates to the Selling Stockholder, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the date the Prospectus is filed with the Commission, the time of purchase and each additional time of purchase, if any, the Prospectus, as then amended or supplemented, as it relates to such Selling Stockholder, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to the Information Regarding Such Selling Stockholder. The Underwriters, the Company and the Selling Stockholders agree that the “Information Regarding Such Selling Stockholder” consists solely of (A) the legal name and address of such Selling Stockholder and (B) the number of shares of common stock owned by such Selling Stockholder before and after the offering (excluding percentages), in each case as such information with respect to such Selling Stockholder appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in each of the Registration Statement, the Disclosure Package and the Prospectus; and it being further understood and agreed that Information Regarding Such Selling Stockholder consists only of information furnished by or on behalf of such Selling Stockholder;

(b)                                 such Selling Stockholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Disclosure Package;

(c)                                  the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the Custody Agreement (as defined below) and the consummation of the transactions herein and therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument binding upon such Selling Stockholder, (b) result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or other similar organization documents of such Selling Stockholder if such Selling Stockholder is not a natural person, corporation or partnership or (c) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder, except, in the case of (a) and (c), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and the Custody Agreement, as applicable, in connection with the Shares to be sold by such Selling Stockholder hereunder, except as may have previously been obtained, the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(d)                                 such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(e)                                  upon delivery of the Shares to be sold by such Selling Stockholder and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the several Underwriters. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(f)                                   such Selling Stockholder has and, at the time of delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement and the Custody Agreement and, (ii) sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement;

(g)                                  this Agreement and the custody agreement (the “Custody Agreement”), dated [•], 2017 between American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder have each been duly executed and delivered by such Selling Stockholder, and each is a legal, valid and binding agreement of such Selling Stockholder;

(h)                                 at the time of purchase and each additional time of purchase, all stock transfer or other similar taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will be fully paid or provided for by such Selling Stockholder, and all laws imposing such taxes will be fully complied with; and

(i)                                     each Selling Stockholder has delivered or will deliver to you prior to or at the additional time of purchase a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) together with all required attachments to such form;

In addition, any certificate signed by any Selling Stockholder or officer of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

5.                                      Certain Covenants of the Company.  The Company hereby agrees:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)                                 to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object as soon as practicable in writing;

(e)                                  subject to Section 5(d) hereof, to timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares;

(f)                                   until the earlier of (i) such period as you are no longer required by the Act to deliver a prospectus and (ii) the expiration of nine months after the time of issue of the Prospectus, to advise the Underwriters promptly of the happening of any event in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g)                                  to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act);

(h)                                 to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i)                                     to apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(j)                                    to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(k)                                 beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS and Credit Suisse, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section

16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock pursuant to the Distribution, upon the exercise of options, the vesting of RSUs or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of restricted stock, restricted stock units or employee stock options not exercisable during the Lock-Up Period pursuant to stock plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, provided that prior to the issuance of any such shares of restricted stock or the grant of any such restricted stock units where the shares subject to such restricted stock units vest within the period ending 180 days after the date of the Prospectus, the Company shall cause each recipient of such grant or issuance to execute and deliver to you a lock-up agreement, substantially in the form of Exhibit A hereto, and, (D) the issuance of shares of Common Stock by the Company in connection with the Company’s acquisition of one or more businesses, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the aggregate number of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue pursuant to this clause (D) shall not exceed 7.5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further that each recipient of any such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause (D) shall execute a lock-up agreement substantially in the form of Exhibit A hereto;

(l)                                     not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(m)                             not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(n)                                 to use its best efforts to cause the Common Stock, including the Shares, to be listed on the NYSE and to maintain the listing of the Common Stock, including the Shares, on the NYSE; and

(o)                                 to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-Up Agreement, by issuing, through a major news service, a press release, the form of which is attached as Exhibit A-1 hereto, that is satisfactory to UBS and Credit Suisse, as applicable, promptly following the Company’s receipt of any notification from UBS or Credit Suisse, as applicable, in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent UBS or Credit Suisse, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of a Lock-Up Agreement in the form set forth as Exhibit A hereto.

6.                                      Certain Covenants of the Selling Stockholders.  Each Selling Stockholder hereby agrees:

(a)                                 not, at any time during the period that a prospectus is required to be delivered under the Act, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)                                 not to take, directly or indirectly, any action designed, or which will constitute or might reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)                                  to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder;

(d)                                 to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of any material change in Information Regarding Such Selling Stockholder in the Registration Statement, the Disclosure Package and the Prospectus which comes to the attention of such Selling Stockholder; and prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Custody Agreement and a Lock-Up Agreement.

7.                                      Payment of Fees and Expenses. The Company will pay or cause to be paid the following: all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing and/or printing of this Agreement, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law  (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters in an amount not to exceed $45,000, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company, and 50% of the cost of any aircraft chartered in connection with the road show (ix) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s and the Selling Stockholders’ other obligations hereunder.  It is understood, however, that except as provided in this Section 7, Section 8 entitled “Reimbursement of the Underwriters’ Expenses” and Section 12 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make;

8.                                      Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel, subject in each case to the provisions of Section 7.

9.                                      Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and each Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

(a)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Kirkland & Ellis LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to UBS and Credit Suisse, in the form set forth in Exhibit B hereto.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Barker Knauer LLP, regulatory counsel for the Company, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to UBS and Credit Suisse, with respect to regulatory matters contained in the Registration Statement, the Disclosure Package and the Prospectus.

(c)                                  The Selling Stockholders shall furnish to you at the additional time of purchase an opinion of (i) Kirkland & Ellis LLP, counsel for the Selling Stockholders, substantially in the form as set forth in Exhibit C-1 hereto and (ii) Conyers Dill & Pearman Limited, Bermuda counsel for certain of the Selling Stockholders, substantially in the form as set forth in Exhibit C-2 hereto, in each case, addressed to the Underwriters, and dated the additional time of purchase with executed copies for each Underwriter, and in form and substance satisfactory to UBS and Credit Suisse.

(d)                                 You shall have received from BDO USA, LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to UBS and Credit Suisse, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(e)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS and Credit Suisse.

(f)                                   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected (as soon as practicable) in writing.

(g)                                  The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h)                                 Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus shall not, as of its date, the time of purchase and, if applicable, the additional time of purchase, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package shall not, as of the Applicable Time, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)                                     You shall have received each of the signed Lock-Up Agreements referred to in Section 3(t) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(j)                                    The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of an executive officer of the Company, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(k)                                 The Company will, on the date hereof and at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, dated the date hereof, the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E hereto.

(l)                                     Each Selling Stockholder will, at the additional time of purchase, deliver to you a certificate, dated the additional time of purchase, in the form attached as Exhibit F hereto.

(m)                             The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n)                                 The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(o)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

10.                               Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS and Credit Suisse, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of UBS and Credit Suisse, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS and Credit Suisse, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: any intended or potential downgrading, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

If UBS and Credit Suisse elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Stockholders shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(j), 6, 10 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholders under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.                               Increase in Underwriters’ Commitments.  Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all

Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.                               Indemnity and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless each Underwriter, each Selling Stockholder, their respective partners, directors, officers and members, any person who controls any Underwriter or Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter or Selling Stockholder, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter, any such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)                                 Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Underwriter, its partners, directors, officers and members, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), as such Registration Statement relates to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus, in any Permitted Free Writing Prospectus or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, in each case as such document(s) relate to such Selling Stockholder, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of clause (i) or (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in any Permitted Free Writing Prospectus or in any Prospectus in reliance upon and in conformity with the Information Regarding Such Selling Stockholder; and will reimburse each “indemnified party” for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred; provided, however, that no Selling Stockholder shall be responsible, either pursuant to this Section 12(b) for losses, damages, expenses, liabilities or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this Section 12(b), for losses, damages, expenses, liabilities or claims for an amount in excess of the aggregate initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters pursuant hereto. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder to provide indemnity pursuant to this Section 12(b), or contribution pursuant to Section 12(e), exceed an amount equal to the aggregate initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters pursuant hereto.

(c)                                  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder, its partners, directors, officers and members and any person who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, such Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse such indemnified party for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party (thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(d)                                 If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, any Selling Stockholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all reasonable legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b), respectively, of this Section 12; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party or, in the case such indemnifying party is a Selling Stockholder, by such Selling Stockholder in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the reasonable fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No indemnifying party shall, without the prior written consent of the indemnified party, or, where such indemnified party is a Selling Stockholder, the prior written consent of such Selling Stockholders, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e)                                  If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f)                                   The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(g)                                  The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling

Stockholders, their respective directors or officers or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares to be sold by the Company pursuant hereto and the delivery of the Shares to be sold by the Selling Stockholders pursuant hereto.  The Company, each Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or a Selling Stockholder, against any of the their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

13.                               Information Furnished by the Underwriters.  The statements set forth in the [last paragraph on the cover page of the Prospectus and the statements in the section “Underwriting” set forth (i) in the two paragraphs preceding the title “Option to Purchase Additional Shares,” (ii) in the first four sentences of the first paragraph under the title “Underwriting Discount”, (iii) under the title “Price Stabilization, Short Positions” as such statements relate to the Underwriters, and (iv) under the title “Electronic Distribution”] in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14.                               Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371) and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM — Legal (fax: (212) 325-4296); and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado (facsimile: (269) 567-4193), Attention: Craig Martin, General Counsel, and if to a Selling Stockholder, shall be sufficient in all respects if delivered or sent to such Selling Stockholder at its offices as set out in Schedule E.

15.                               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.                               Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Selling Stockholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any

Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

17.                               Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.                               No Fiduciary Relationship.  The Company and the Selling Stockholders each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company and the Selling Stockholders further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or any Selling Stockholders, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or any Selling Stockholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders each hereby confirm their understanding and agreement to that effect.  The Company, the Selling Stockholders and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or any Selling Stockholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or any Selling Stockholder.  The Company, the Selling Stockholders and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or any Selling Stockholder and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or any Selling Stockholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters).  The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or any Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or any Selling Stockholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19.                               Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20.                               Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholders and each of their successors and assigns and any successor or assign of any substantial portion of the Company’s, any Selling Stockholder’s or any of the Underwriters’ respective businesses and/or assets.

21.                               Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

Very truly yours,

WIDEOPENWEST, INC.

By:
Name: Richard E. Fish, Jr.
Title: Chief Financial Officer

AVISTA CAPITAL PARTNERS, L.P.

By:	Avista Capital Partners GP, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

AVISTA CAPITAL PARTNERS (OFFSHORE), L.P.

By:	Avista Capital Partners GP, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

AVISTA CAPITAL PARTNERS III, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

AVISTA CAPITAL PARTNERS (OFFSHORE) III, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

AVISTA CAPITAL PARTNERS (OFFSHORE) III-A, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

ACP RACECAR CO-INVEST, LLC

By:	Avista Capital Partners III GP, L.P.
Its:	Manager

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

ACP RACECAR CO-INVEST II, LLC

By:	Avista Capital Partners III GP, L.P.
Its:	Manager

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:	David Burgstahler
Title:	President

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC
CREDIT SUISSE SECURITIES (USA) LLC

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By: CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	[•]
CREDIT SUISSE SECURITIES (USA) LLC	[•]
RBC CAPITAL MARKETS, LLC	[•]
SUNTRUST ROBINSON HUMPHREY, INC.	[•]
EVERCORE GROUP L.L.C.	[•]
MACQUARIE CAPITAL (USA) INC.	[•]
LIONTREE ADVISORS LLC	[•]
RAYMOND JAMES & ASSOCIATES, INC.	[•]
Total	[•]

SCHEDULE B

Permitted Free Writing Prospectuses

[None]

Pricing Information Provided Orally by Underwriters

Price per share to the public: $[•]

Number of Shares Offered: [•]

SCHEDULE C

	Number of Firm Shares	Number of Additional Shares
WideOpenWest, Inc.	[•]	—
Selling Stockholders
Avista Capital Partners, L.P.	—	[•]
Avista Capital Partners (Offshore), L.P.	—	[•]
Avista Capital Partners III, L.P.	—	[•]
Avista Capital Partners (Offshore) III, L.P.	—	[•]
Avista Capital Partners (Offshore) III-A L.P.	—	[•]
ACP Racecar Co-Invest, LLC	—	[•]
ACP Racecar Co-Invest II, LLC	—	[•]

Total	[•]	[•]

SCHEDULE D

Subsidiaries	State of Incorporation
WideOpenWest Networks, LLC	Delaware
WideOpenWest Michigan, LLC	Delaware
WideOpenWest Ohio, LLC	Delaware
WideOpenWest Illinois, LLC	Delaware
WideOpenWest Cleveland LLC	Delaware
Sigecom, LLC	Indiana
WideOpenWest Mid-Michigan Holdings, LLC	Delaware
WideOpenWest Mid-Michigan, LLC	Delaware
WideOpenWest Georgia LLC	Delaware
Kite Parent Corp.	Delaware
Knology, Inc.	Delaware
Knology of Montgomery, Inc.	Alabama
Knology Total Communications, Inc.	Alabama
Knology of the Wiregrass, Inc.	Alabama
Wiregrass Telcom, Inc.	Alabama
Communications One, Inc.	Alabama
Valley Telephone Co., LLC	Alabama
Knology Broadband, Inc.	Delaware
Knology Data Center Services, Inc.	Delaware
Knology of Central Florida, Inc.	Delaware
Knology Provider Solutions Group, Inc.	Delaware
Knology of Alabama, Inc.	Delaware
Knology of Augusta, Inc.	Delaware
Knology of Charleston, Inc.	Delaware

Knology of Columbus, Inc.	Delaware
Knology of Georgia, Inc.	Delaware
Knology of Huntsville, Inc.	Delaware
Knology of Kentucky, Inc.	Delaware
Knology of Knoxville, Inc.	Delaware
Knology of Nashville, Inc.	Delaware
Knology of South Carolina, Inc.	Delaware
Knology of South Dakota, Inc.	Delaware
Knology of Tennessee, Inc.	Delaware
Knology of Kansas, Inc.	Delaware
ITC Globe, Inc.	Delaware
Knology of Florida, LLC	Delaware
BHFC Publishing, LLC	Delaware
Globe Telecommunications, Inc.	Georgia
Knology of the Valley, Inc.	Georgia
Knology Community Telephone, Inc.	South Dakota
Black Hills Fiber Systems, Inc.	South Dakota
Knology of the Plains, Inc.	South Dakota
Knology of the Black Hills, LLC	South Dakota
Knology Condominium Association, Inc.	South Dakota
WOW Business Services, LLC	Delaware
Maryland Broadband, LLC	Delaware
Anne Arundel Broadband, LLC	Delaware
WideOpenWest Finance, LLC	Delaware
WideOpenWest Networks, Inc.	Delaware

Schedule E

Name	Notice Information
Avista Capital Partners, L.P.	c/o Avista Capital Partners
Avista Capital Partners (Offshore), L.P.	65 East 55th Street, 18th Floor
Avista Capital Partners III, L.P.	New York, New York 10022
Avista Capital Partners (Offshore) III, L.P.	Attention: David Burgstahler, Joshua
Avista Capital Partners (Offshore) III-A L.P.	Tamaroff and Ben Silbert
ACP Racecar Co-Invest, LLC
ACP Racecar Co-Invest II, LLC	with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Joshua N. Korff, P.C. and Brian Hecht

EXHIBIT A

Lock-Up Agreement

[•], 2017

UBS Securities LLC

Credit Suisse Securities (USA) LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o                               UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o                               Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by WideOpenWest, Inc., a Delaware corporation (the “Company”), the Selling Stockholders named therein and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common

Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) transfers or dispositions by will or intestacy, (c) bona fide gifts, (d) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned and/or one or more immediate family members of the undersigned, (e) the surrender or forfeiture of Common Stock or other securities of the Company to the Company solely for the purpose of covering (1) tax withholding obligations upon exercise or vesting or (2) the exercise price upon a cashless net exercise, in each case, of stock options, equity awards, warrants or other rights to acquire Common Stock described in the registration statement relating to the Offering or pursuant to the Company’s equity incentive plans described in the registration statement relating to the Offering, (f) the exercise of any option, warrant or other rights to acquire Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Common Stock, in each case, where the security or right was disclosed in the registration statement relating to the Offering, (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sale or other dispositions of Common Stock during the Lock-Up Period and no filing under the Exchange Act or public announcement is made or required to be made by or on behalf of the undersigned or the Company regarding the establishment of such plan, (h) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, (i) distributions to stockholders, limited partners, affiliates, subsidiaries or members of the undersigned, and (j) distributions to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided further, that with respect to any transfer made pursuant to clause (c), (d), (i) or (j) above, each recipient, donee, distributee or transferee shall sign and deliver a lock up letter substantially in the form of this Lock-Up Agreement for the duration that such restrictions remain in effect at the time of such transfer, distribution or disposition; provided further, that with respect to any transfer made pursuant to clause (e) or (f), the Common Stock underlying such options, equity awards, warrants, convertible securities or other rights and all other Common Stock and other securities subject to the terms of this Lock-Up Agreement continue to be subject to the terms of this Lock-Up Agreement; and provided further, that with respect to any transfer made pursuant to clause (c), (d), (e), (g), (i) and (j), no filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), except that, as it relates to clause (e), any surrender or forfeiture of shares to the Company may occur regardless of the foregoing limitations, so long as any filing on Form 4 required to be made under the Exchange Act is filed with transaction code “F” and clearly indicates that such surrender or forfeiture is related to the satisfaction of tax withholding obligations or cashless net exercise, as the case may be.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS and Credit Suisse, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, UBS and Credit Suisse agree that, at least three business days prior to the release or waiver of any of the foregoing restrictions with respect to the Lock-Up Securities of the undersigned, including, for the avoidance of doubt, any security of the Company acquired by the undersigned from the Company in the Offering, UBS and Credit Suisse will (i) notify the Company of the impending release or waiver and (ii) announce such impending release or waiver through a major news service in the event that the Company fails to make such announcement in accordance with its obligations under the Underwriting Agreement; provided, however, that no such notification or announcement shall be required, given or made where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of this Lock-Up Agreement. Any such release or waiver granted hereunder shall only be effective two business days after such announcement is made by the Company or UBS and Credit Suisse.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement) or (iv) the Underwriting Agreement is not executed by June 15, 2017, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Entities	Natural Persons

Name of Entity:	Signature:

By:

Name:	Print Name

Title:

By:

Name:

Title:

A-1